As filed with the Securities and Exchange Commission on December 11, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	46-5292553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600	David A. Brooks 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brooks W. Antweil

Andrews Kurth Kenyon LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	—	(2)	(2)	—
Preferred Stock, par value $0.01 per share(4)	—	(2)	(2)	—
Depositary Shares	—	(2)	(2)	—
Warrants	—	(2)	(2)	—
Debt Securities	—	(2)	(2)	—
Rights	—	(2)	(2)	—
Units(5)	—	(2)	(2)	—
Total	$50,000,000		$50,000,000	$6,225
(1)

There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and depositary shares; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities, depositary shares and/or units; such indeterminate number of rights; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities, rights, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar events.

(2)			Not required to be included in accordance with General Instruction II.D. of Form S-3.
(3)			The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)

Each share of common stock registered hereunder includes associated preferred share purchase rights (the “rights”), of Ashford Inc. Until the occurrence of certain prescribed events, the rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred with and only with the common stock. Upon the occurrence of such events, the rights will separate from the common stock and separate certificates representing the rights will be distributed to the holders of the common stock.

(5)			Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

1. A base prospectus which covers the offering, issuance and sale by the registrant from time to time of any combination of common stock, preferred stock, depositary shares, warrants, debt securities, rights or units described in this prospectus in one or more offerings up to a maximum aggregate offering price of $50,000,000; and

2. A sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $25,000,000 of the registrant’s common stock that may be issued and sold pursuant to a sales agreement expected to be entered into with B. Riley FBR, Inc.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Any portion of the $25,000,000 included in the sales agreement prospectus that is not previously sold or included in an active placement notice pursuant to the sales agreements is available for sale in other offerings pursuant to the base prospectus and the applicable prospectus supplement, and if no shares are sold under the sales agreements, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus and the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 11, 2017

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES

DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Investing in our securities involves risks. See “Risk Factors” on page 2 for information regarding risks associated with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer

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to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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OUR COMPANY

Ashford Inc. (“we” or the “Company”) is a Maryland corporation formed on April 2, 2014 that provides asset management and advisory services to Ashford Hospitality Trust, Inc. (“Ashford Trust”) and Ashford Hospitality Prime, Inc. (“Ashford Prime”). Ashford Trust commenced operating in August 2003 and is focused on investing in full service hotels in the upscale and upper-upscale segments in the U.S. that have revenue per available room (“RevPAR”) generally less than twice the national average. Ashford Prime invests primarily in luxury hotels and resorts with RevPAR of at least twice the U.S. national average. Ashford Prime became a publicly traded company in November 2013 upon the completion of its spin-off from Ashford Trust. Each of Ashford Trust and Ashford Prime is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and the common stock of each of Ashford Trust and Ashford Prime is traded on the NYSE. In addition, through our subsidiaries, we provide other on site services to hotels owned by Ashford Trust, Ashford Prime and other hospitality companies. Our common stock of Ashford Inc. is listed on the NYSE American Exchange.

In our capacity as the advisor to Ashford Trust and Ashford Prime, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. We may also perform similar functions for new or additional platforms. We are not responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are the responsibility of the hotel management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime.

We conduct our business and own substantially all of our assets through an operating entity, Ashford Hospitality Holdings LLC. We own approximately 99.8% of the outstanding common units of Ashford Hospitality Holdings LLC and serve as its sole manager.

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ashfordinc.com. The contents of our website are not a part of this prospectus. Shares of our common stock are traded on the NYSE American Exchange (the “NYSE American”) under the symbol “AINC.”

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

•                  our business and investment strategy;

•                  our projected operating results and dividend rates;

•                  our ability to obtain future financing arrangements;

•                  our understanding of our competition;

•                  market trends;

•                  projected capital expenditures; and

•                  the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•                  the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth in our Annual Reports on Form 10-K under the section titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties,” as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act;

•                  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock;

•                  availability, terms, and deployment of capital;

•                  changes in our industry and the market in which we operate, interest rates, or local economic conditions;

•                  the degree and nature of our competition;

•                  actual and potential conflicts of interest with or between Ashford Prime and Ashford Trust, our executive officers and our non-independent directors;

•                  availability of qualified personnel;

•                  changes in governmental regulations, accounting rules, tax rates and similar matters; and

•                  legislative and regulatory changes

When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference into this prospectus. The matters summarized under “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, investments to grow our business, key money consideration, working capital and other general purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

General

We were formed under the laws of the State of Delaware on April 2, 2014 and were subsequently reincorporated in Maryland effective October 31, 2016. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Stock

Our charter provides that we may issue up to 200 million shares of capital stock, of which 100 million shares will be common stock, par value $0.01 per share, 50 million shares will  be blank check common stock, par value $0.01 per share, and 50 million shares will be preferred stock, par value $0.01 per share. Our Board of Directors has designated 2,000,000 shares of our preferred stock as Series A Preferred Stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants or rights to purchase our common stock.

All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.  We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future.

Subject to the provisions of our charter, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of the board of directors, which means that the holders of a plurality of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of Ashford Inc. Shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter reduces the stockholder vote for these fundamental matters to a majority of the outstanding voting power. Additionally, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation’s stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

DESCRIPTION OF OUR PREFERRED STOCK

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of October 31, 2017, no shares of our Series A Cumulative Preferred Stock (“Series A Preferred Stock”) are outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•                  the title and stated value of that preferred stock;

•                  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•                  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•                  the voting rights applicable to that preferred stock;

•                  the procedures for any auction and remarketing, if any, for that preferred stock;

•                  the provisions for a sinking fund, if any, for that preferred stock;

•                  the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

•                  any listing of that preferred stock on any securities exchange;

•                  the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•                  a discussion of federal income tax considerations applicable to that preferred stock;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•                  senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•                  on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•                  junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•                  the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

•                  the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable articles supplementary and prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

•                  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•                  amend, alter or repeal the provisions of our charter (including articles supplementary establishing any class or series of preferred stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock or the holders of the preferred stock.

However, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•                  the number of shares of common stock into which the preferred stock is convertible;

•                  the conversion price (or manner of calculation of the conversion price);

•                  the conversion period;

•                  provisions as to whether conversion will be at the option of the holders of the preferred stock or us;

•                  the events requiring an adjustment of the conversion price; and

•                  provisions affecting conversion in the event of the redemption of the preferred stock.

Series A Preferred Stock

In accordance with out charter, we are authorized to issue 50 million shares of preferred stock, which currently includes up to 2 million shares of Series A Preferred Stock, of which no shares were outstanding as of October 31, 2017.  The Series A Preferred Stock is issuable to holders of our preferred share purchase rights (the “Rights”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock at a price of $275 per one one-

thousandth of a share of Series A Preferred Stock.  On December 5, 2017, our board of directors extended the expiration date of the Rights until the date of the our 2018 annual meeting of stockholders, at which time the stockholders will vote on a further extension of the Final Expiration Date.  If the stockholders do not approve such further extension, the Rights will expire on the date of the 2018 annual meeting of stockholders.

Dividend Rights. The holders of Series A Preferred Stock are entitled to receive dividends in preference to holders of shares of any class or series of stock ranking junior to it, equal to 1,000 multiplied by the aggregate per share amount of all dividends of common stock.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series A Preferred Stock will be entitled to receive an amount per share equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of common stock plus an amount equal to any accrued and unpaid dividends, before any payment or distribution will be made or set aside for holders of any junior stock.

Voting Rights. Holders of Series A Preferred Stock have the following voting rights: (i) each share of Series A Preferred Stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the company; (ii) holders of shares of Series A Preferred stock and the holders of shares of common stock and any other capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders; and (iii) holders of Series A Preferred Stock have no special voting rights and their consent is not required for taking any corporate action.

Conversion and Preemptive Rights. The Series A Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series A Preferred Stock have no preemptive rights to subscribe for any securities of our company.

DESCRIPTION OF OUR DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF OUR DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•                  the title;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•                  the maturity date;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•                  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•                  whether we will be restricted from incurring any additional indebtedness;

•                  a discussion on any material or special federal income tax considerations applicable to the debt securities;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

Subject to the terms of the indentures, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Subject to the terms of the indentures, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•                  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture; and

•                  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•                  extending the fixed maturity of the series of debt securities;

•                  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•                  reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•                  register the transfer or exchange of debt securities of the series;

•                  replace stolen, lost or mutilated debt securities of the series;

•                  maintain paying agencies;

•                  hold monies for payment in trust;

•                  compensate and indemnify the trustee; and

•                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•                  the aggregate number of the securities covered by the warrant;

•                  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•                  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•                  the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•                  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•                  the expiration date for exercising the warrant;

•                  the minimum or maximum amount of warrants that may be exercised at any time;

•                  a discussion of federal income tax consequences; and

•                  any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

DESCRIPTION OF OUR RIGHTS

We may issue rights to purchase our debt securities, common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of the rights certificate applicable to any rights we may offer, see “Where You Can Find More Information.” We urge you to read the applicable rights certificate and any applicable prospectus supplement in their entirety.

The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

•                  the date of determining the security holders entitled to the rights distribution;

•                  the aggregate number of rights issued and the aggregate amount of debt securities or the number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•                  the exercise price;

•                  the conditions to completion of the rights offering;

•                  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•                  a discussion of federal income tax consequences related to the rights; and

•                  any other material terms of the rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, warrants, debt securities, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below;

•                  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•                  a discussion of federal income tax consequences related to the rights.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by the depositary or any nominee of that depositary to a successor depositary or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

Pursuant to our charter, each member of our board of directors will serve one year terms. See “Description of Our Common Stock” for further information regarding the election of directors.

Amendment to Our Charter

At any time that any shares of Series A Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, consolidation or otherwise, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately a single class. Otherwise, our charter may be amended if declared advisable by our Board of Directors and approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter.

Approval of Extraordinary Transactions

Generally, the merger of our company with another company, a consolidation of our company, a transfer by our company of all or substantially all of our assets, or a statutory share exchange to which our company is a party must be declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•                  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•                  pursuant to our notice of the meeting;

•                  by, or at the direction of, a majority of our board of directors; or

•                  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

•                  with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•                  nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•                  by, or at the direction of, our board of directors; or

•                  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Business Combinations

Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, in circumstances specified in the statute, certain mergers, consolidations or statutory share exchanges, certain transfers of assets, certain stock issuances or transfers, certain liquidation plans,  and certain reclassifications in each case involving interested stockholders or their affiliates. Maryland law defines an interested stockholder of a corporation as:

•                                          any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

•                                          an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

•                                          two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

A Maryland corporation may elect not to be governed by the business combination statute through charter provisions or board resolutions.  Our Board of Directors has adopted a resolution exempting from the business combination/moratorium provisions of the MGCL any business combinations between us, on the one hand, and any of (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate of Archie Bennett or Monty Bennett, (iv) Ashford Trust,  (v) Ashford Prime, or (vi) any other entity that is advised by us or our controlled affiliates through an advisory agreement, on the other hand; provided that such business combination is first approved by our Board of Directors.

Control Share Acquisitions

The MGCL provides that outstanding “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

Our Bylaws provide that the Maryland control share acquisition statute shall not apply to any control share acquisitions by (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate or associate of Archie Bennett or Monty Bennett, (iv) Ashford Trust, (v) Ashford Prime, or (vi) any other entity that is advised by us or our controlled affiliates through an advisory agreement.

MGCL Title 3, Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Our charter does not contain any provision, nor has our Board taken any action,  restricting our Board’s ability to make any of the elections permitted by Subtitle 8.  Through provisions unrelated to Subtitle 8, our charter provides that the number of directors be fixed only by the Board, that  directors may be removed only for cause and only by the vote of stockholders entitled to cast at least 80% of the outstanding voting power, and that stockholder-called special meetings may be called at the request of stockholders entitled to cast a majority of the outstanding voting power.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The advance notice provisions of our bylaws and the limited exemptions from the Maryland Business Combination Act and Maryland Control Share Acquisition Act could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our charter provides for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•                  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•                  was committed in bad faith; or

•                  was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•                  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-UNITED STATES HOLDERS

The following discussion is a summary of the material federal income tax considerations that may be relevant for the acquisition, ownership and disposition of shares of our common or preferred stock by a non-United States holder, as we define that term below. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

•                  insurance companies;

•                  financial institutions or broker-dealers;

•                  tax-exempt organizations;

•                  passive foreign investment companies or controlled foreign corporations;

•                  investors who hold or will hold our stock as part of hedging or conversion transactions;

•                  investors subject to federal alternative minimum tax;

•                  investors whose functional currency is not the United States dollar;

•                  U.S. expatriates;

•                  investors subject to special rules under Code Section 892;

•                  persons who mark-to-market our stock;

•                  subchapter S corporations;

•                  regulated investment companies and REITs; and

•                  persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our stock by the partnership.

This summary is limited to non-United States holders who purchase our stock as capital assets.

The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS with respect to the statements made in the following summary. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our stock. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and regarding potential changes in applicable tax laws.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of our stock that is neither a United States person nor a partnership.  A United States person means a person who is for United States federal income tax purposes:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•                  an estate the income of which is subject to United States federal income taxation regardless of its source; or

•                  a trust (1) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

An individual is generally treated as a resident of the United States in any calendar year for United States federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year.  For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted.  Residents are generally taxed for United States federal income tax purposes as if they were United States citizens.

Distributions on Shares of Our Stock

As described in the section “—Description of our Common Stock,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if distributions are paid on shares of a class of our stock, the distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles.  To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock.  Any remainder will be treated as capital gain from the sale of shares of our stock and will be treated as described below under “—Gain on Disposition.” Dividends paid to a non-United States holder generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible.  However, if the dividend is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and, where required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to United States federal income tax imposed on net income on the same basis that applies to United States persons generally at the regular graduated rates. A corporate non-United States holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.  Non-United States holders are urged to consult their tax advisors regarding the potential applicability of any income tax treaty.

To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-United States holder must provide to the applicable withholding agent a properly executed IRS Form W-

8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a United States person prior to the payment of distributions on our stock. These forms must be periodically updated.  Special certification and other requirements apply to certain non-United States holders that are pass-through entities and non-United States holders whose stock is held through certain foreign intermediaries.  Non-United States holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition

A non-United States holder generally will not be subject to United States federal income tax, including withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:

•                  the gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder;

•                  the non-United States holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

•                  our stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for United States federal income tax purposes at any time during the shorter of (1) the period during which you hold our stock and (2) the five-year period ending on the date you dispose of our stock.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally, at the regular graduated rates, but will generally not be subject to withholding.  Corporate non-United States holders also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, as adjusted for certain items.  Gain described in the second bullet point above will be subject to a flat 30% United States federal income tax (or such lower rate specified by an applicable income tax treaty), which may be offset by certain United States source capital losses (even though the individual is not considered a resident of the United States) provided the non-United States holder has timely filed United States federal income tax returns with respect to such losses.

With respect to the third bullet point, we believe we are not currently, and will not become, a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. If we are or were to become a USRPHC, as long as our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, it will not be treated as a United States real property interest with respect to any non-United States holder that holds, actually or constructively, no more than 5% of such regularly traded stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-United States holder’s holding period for such stock, and any gain arising from any such sale or taxable disposition will not be subject to United States federal income tax. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 10% of the proceeds payable to a non-United States holder from a disposition of shares of our stock, and the non-United States holder generally will be taxed on its net gain derived from the disposition at the graduated United States federal income tax rates applicable to United States persons.

Non-United States holders are urged to consult any potentially applicable income tax treaties that may provide for different rules.

Legislation Involving Payments to Certain Foreign Entities

A 30% withholding tax applies to any dividends paid on shares of our stock to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and on the gross proceeds of the sale or other disposition of shares of our stock, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity either certifies it does not have any substantial United States owners or provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity or (iii) the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

Under the applicable Treasury regulations and IRS guidance, these withholding and reporting requirements apply to payments of dividends on our stock and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.  Non-United States holders are urged to consult their tax advisors regarding the possible implications of this legislation on an investment in shares of our stock.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently at a 28% rate) generally will apply to dividends paid with respect to our stock.  In certain circumstances, provided the applicable withholding agent does not have knowledge or reason to know the holder is a United States person, non-United States holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-United States holders or otherwise establish an exemption and certain other requirements are met. Copies of information returns may also be made available to the tax authorities in the country in which the non-United States holder resides or is established under the provisions of an applicable income tax treaty.  Non-United States holders are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

The gross proceeds from the disposition of shares of our stock may be subject to information reporting and backup withholding.  If a non-United States holder sells shares of our stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such holder outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment.  However, United States information reporting will (although backup withholding will not) generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-United States holder sells shares of our stock through a non-United States office of a broker that:

•                  is a United States person for United States federal tax purposes;

•                  is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•                  is a “controlled foreign corporation” for United States tax purposes; or

•                  is a foreign partnership, if at any time during its tax year (1) one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its files that the non-United States holder is not a United States person and certain other conditions are met, or the non-United States holder otherwise establishes an exemption.  In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know the non-United States holder is not a non-United States person.

If a non-United States holder receives payments of the proceeds of a sale of shares of our stock to or through a United States office of a broker, the payment is subject to both backup withholding and information reporting unless such non-United States holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such holder is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules from a payment to a non-United States holder may be refunded in instances of excess withholding or credited against the non-United States holder’s United States federal income tax liability, if any, provided an appropriate claim is timely filed with the IRS.

PLAN OF DISTRIBUTION

The common shares, preferred shares, depositary shares, debt securities, warrants, rights and units may be sold:

•                  to or through underwriting syndicates represented by managing underwriters;

•                  through one or more underwriters without a syndicate for them to offer and sell to the public;

•                  through dealers or agents;

•                  in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

•                  to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•                  the name or names of any underwriters;

•                  the purchase price, the proceeds from that sale and the expected use of such proceeds;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

The consolidated financial statements of Ashford Inc. at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, appearing in Ashford Inc.’s Annual Report (Form 10-K) have been audited by BDO USA, LLP, independent registered public accounting firm, and for the year ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Andrews Kurth Kenyon LLP will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.ashfordinc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•                  our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

•                  our quarterly reports on Form 10-Q for the quarterly periods ended on March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 9, 2017, August 8, 2017 and November 8, 2017, respectively;

•                  our current reports on Form 8-K filed with the SEC on January 25, 2017 (two filings), February 21, 2017 (two filings), March 30, 2017 (two filings), April 12, 2017, April 20, 2017, May 22, 2017, July 20, 2017, July 31, 2017, August 4, 2017, September 14, 2017, November 6, 2017 and December 8, 2017;

•                  the description of the common stock contained in our registration statement on Form 10, filed with the SEC on April 7, 2014, as amended on November 1, 2016, and including any amendments and reports filed for the purpose of updating such description; and

•                  the description of our Series A Preferred Stock contained in our registration statements on Form 8-A, filed with the SEC on November 17, 2014, as amended on November 1, 2016, and including any amendments and reports filed for the purpose of updating such description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2017

Prospectus Supplement

(To prospectus dated                    , 2017)

Up to $25,000,000

Common Stock

We have entered into a sales agreement with B. Riley FBR, Inc., as sales agent, relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement we have entered into with the sales agent, we may offer and sell, from time to time, shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $25,000,000 through the sales agent.  Our common stock is listed on the NYSE American under the symbol “AINC.”

Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange.

Subject to the terms and conditions of the sales agreement, the sales agent is not required to sell any specific number or dollar amount of shares, but upon acceptance of a placement notice from us, the sales agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the shares offered by this prospectus supplement and the accompanying prospectus on the terms set forth in the placement notice.   The sales agent will receive from us a commission of up to 2.0% of the gross sales price of all shares sold through it as sales agent under the sales agreement. In connection with any sales of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.  See “Plan of Distribution.”

We also may sell some or all of the shares of common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale.  If we sell common stock to the sales agent as principal, then we will enter into a separate terms agreement with the sales agent, and the sale will be made pursuant to the terms thereunder.

Investing in our common stock involves various risks.  Risks associated with an investment in our common stock are described under the heading “Risk Factors” on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K most recently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by our subsequent filings under the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley | FBR

The date of this prospectus supplement is                  , 2017

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the registration statement of which this prospectus supplement is a part, the accompanying prospectus, and any free writing prospectus that we deliver to you. We have not, and the sales agent has not, authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement is correct on any date after the date such information was issued even though this prospectus supplement is delivered or shares are sold pursuant to this prospectus supplement at a later date. Since the date of this prospectus supplement, our business, financial condition, results of operations or prospects may have changed.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we have made with the Securities and Exchange Commission (the “SEC”) under the Exchange Act, prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

When used in this prospectus supplement, the terms “the Company,” “our company,” “we,” “us” or “our” refer to Ashford Inc., a Maryland corporation and, as the context may require, its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

•                  our business and investment strategy;

•                  our projected operating results and dividend rates;

•                  our ability to obtain future financing arrangements;

•                  our understanding of our competition;

•                  market trends;

•                  projected capital expenditures; and

•                  the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an

S-ii

investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•                  the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth in our Annual Reports on Form 10-K under the section titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties,” as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act;

•                  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock;

•                  availability, terms, and deployment of capital;

•                  changes in our industry and the market in which we operate, interest rates, or local economic conditions;

•                  the degree and nature of our competition;

•                  actual and potential conflicts of interest with or between Ashford Hospitality Prime, Inc. (“Ashford Prime”) and Ashford Hospitality Trust, Inc. (“Ashford Trust”), our executive officers and our non-independent directors;

•                  availability of qualified personnel;

•                  changes in governmental regulations, accounting rules, tax rates and similar matters; and

•                  legislative and regulatory changes.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. The matters summarized under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus supplement. Furthermore, we do not intend to update any of our forward-looking statements after the date of this prospectus supplement to conform these statements to actual results and performance, except as may be required by applicable law.

S-iii

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Ashford Inc. (“we” or the “Company”) is a Maryland corporation formed on April 2, 2014 that provides asset management and advisory services to Ashford Trust and Ashford Prime. Ashford Trust commenced operating in August 2003 and is focused on investing in full service hotels in the upscale and upper-upscale segments in the U.S. that have revenue per available room (“RevPAR”) generally less than twice the national average. Ashford Prime invests primarily in luxury hotels and resorts with RevPAR of at least twice the U.S. national average. Ashford Prime became a publicly traded company in November 2013 upon the completion of its spin-off from Ashford Trust. Each of Ashford Trust and Ashford Prime is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and the common stock of each of Ashford Trust and Ashford Prime is traded on the NYSE. Our common stock of Ashford Inc. is listed on the NYSE American Exchange.

In our capacity as the advisor to Ashford Trust and Ashford Prime, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity and the terms of our advisory agreement with each of them. We provide certain personnel and services generally necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. We may also perform similar functions for new or additional platforms. We are not responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are the responsibility of the hotel management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime.

We conduct our business and own substantially all of our assets through an operating entity, Ashford Hospitality Holdings LLC. We own approximately 99.8% of the outstanding common units of Ashford Hospitality Holdings LLC and serve as its sole manager.

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ashfordinc.com. The contents of our website are not a part of this prospectus. Shares of our common stock are traded on the NYSE American under the symbol “AINC.”

THE OFFERING

Issuer	Ashford Inc.

Securities offered by us	Shares of common stock having an aggregate offering price of up to $25,000,000.

Manner of offering

Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American Exchange or sales made to or through a market maker other than on an exchange. See “Plan of Distribution” on page S-4.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding indebtedness, capital expenditures, investments to grow our business, key money consideration, working capital and other general purposes. Pending any such uses, we may invest the net proceeds from the sale of any shares of common stock offered pursuant to this prospectus supplement in short-term investments.

Risk factors	Investing in our securities involves various risks. Risks associated with an investment in these securities are described under the heading “Risk Factors” in this prospectus supplement.

NYSE American symbol	“AINC.”

RISK FACTORS

An investment in our common stock involves various risks, including those disclosed in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act. Prospective investors should carefully consider such risk factors, together with all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, in determining whether to purchase the common stock offered hereby. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not currently known to us or that we currently deem to be immaterial to us also could have a material adverse effect on our operations, financial condition, results of operations, cash flows and prospects.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding indebtedness, capital expenditures, investments to grow our business, key money consideration, working capital and other general purposes.  Pending any such uses, we may invest the net proceeds from the sale of any shares of common stock offered pursuant to this prospectus supplement in short-term investments.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with B. Riley FBR, Inc., as sales agent, to issue and sell up to $25,000,000 of our common stock from time to time under this prospectus supplement. The sales agent will act as agent in the offering, subject to certain limitations, including the number of shares of our common stock registered under the registration statement to which the offering relates.

The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. We may instruct the sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of our common stock upon notice and subject to other conditions. As an agent, the sales agent will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell our common stock under the sales agreement, we will notify the sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock. The sales agent will be entitled to a commission of up to 2.0% of the gross proceeds from the sale of common stock offered hereby. We have agreed to reimburse the sales agent for the reasonable fees and disbursements of counsel incurred by such sales agent, up to a maximum aggregate amount of $35,000. The sales agent may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The sales agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the sales agent and/or purchasers of shares of common stock for whom the sales agent may act as agents or to whom they may sell as principal. We estimate that the total expenses for the offering, excluding compensation payable to the sales agent under the terms of the sales agreement, will be approximately $0.1 million.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, the sales agent may, and will with respect to sales effected in an “at the market offering”, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to reimburse the sales agent for certain other specified expenses.

The offering will terminate as permitted under the sales agreement.

The sales agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.ashfordinc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•                  our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

•                  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2017, filed with the SEC on May 9, 2017, June 30, 2017, filed with the SEC on August 8, 2017 and September 30, 2017, filed with the SEC on November 8, 2017;

•                  our current reports on Form 8-K filed with the SEC on January 25, 2017 (two filings), February 21, 2017 (two filings), March 30, 2017 (two filings), April 12, 2017, April 20, 2017, May 22, 2017, July 20, 2017, July 31, 2017, August 4, 2017, September 14, 2017, November 6, 2017 and December 8, 2017; and

•                  the description of our common stock in our registration statement on Form 10 filed with the SEC on April 7, 2014, as amended on November 1, 2016, including any amendments and reports filed for the purpose of updating such description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(972) 490-9600

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas.  In addition, the description of federal income tax consequences contained in the section of the accompanying prospectus entitled “Material Federal Income Tax Considerations” is based on the opinion of Andrews Kurth Kenyon LLP.  Certain legal matters related to the offering will be passed upon for the sales agent by Vinson & Elkins L.L.P.  Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.  Andrews Kurth Kenyon LLP and Vinson & Elkins L.L.P. will rely on the opinion of Hogan Lovells US LLP, Baltimore, Maryland, as to all matters of Maryland law.

EXPERTS

The consolidated financial statements of Ashford Inc. at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, appearing in Ashford Inc.’s Annual Report (Form 10-K) have been audited by BDO USA, LLP, independent registered public accounting firm, and for the year ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$6,225
NYSE Fees	*
Printing Expenses	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Accounting Fees and Expenses	*
Trustee’s Fees and Expenses	*
Miscellaneous	*
Total	*

*                      These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our charter provides for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•                  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•                  was committed in bad faith; or

•                  was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

Part II - 1

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or any individual who, while a director or officer of our company and at our request, serves or has served another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans or any other enterprise as a director, officer, partner or trustee, and who is made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in the preceding sentence and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement(1)

1.2	Form of Sales Agreement(2)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 8 to the Registration Statement on Form 10, filed on November 1, 2016, No. 001-36400)

Part II - 2

Exhibit Number	Description of Exhibit

4.2	Form of Preferred Stock Certificate(1)

4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)

4.4	Form of Senior Indenture(2)

4.5	Form of Subordinated Indenture(2)

4.6	Form of Senior Debt Security (included in Exhibit 4.4 hereto)

4.7	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)

4.8	Form of Warrant Agreement(1)

4.9	Form of Rights Certificate(1)

4.10	Form of Unit Note and Unit Certificate(1)

4.11	Amended and Restated Articles of Incorporation of Ashford Inc. (incorporated by reference to Exhibit 3.1 of Form 8-K, filed on November 1, 2016) (File No. 001-36400)

4.12	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 19, 2016) (File No. 001-36400)

4.13

Amended and Restated Rights Agreement, dated August 12, 2015, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 10.3 to the Form 10-Q filed on August 14, 2015) (File No. 001-36400)

4.14

Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016, between Ashford Inc. and Computershare Trust Company, N.A., which includes the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 1, 2016) (File No. 001-36400)

5.1	Opinion of Andrews Kurth Kenyon (2)

5.2	Opinion of Hogan Lovells US LLP (2)

23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1)(2)

Part II - 3

Exhibit Number	Description of Exhibit

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)(2)

23.3	Consent of BDO USA LLP(2)

23.4	Consent of Ernst & Young LLP(2)

24.1	Powers of Attorney (included on signature page)(2)

25.1	Form T-1 Statement of Eligibility of the Trustee(3)

(1)              To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)              Filed herewith.

(3)              Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)                                     Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)                             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

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EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement(1)

1.2	Form of Sales Agreement(2)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 8 to the Registration Statement on Form 10, filed on November 1, 2016, No. 001-36400)

4.2	Form of Preferred Stock Certificate(1)

4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)

4.4	Form of Senior Indenture(2)

4.5	Form of Subordinated Indenture(2)

4.6	Form of Senior Debt Security (included in Exhibit 4.4 hereto)

4.7	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)

4.8	Form of Warrant Agreement(1)

4.9	Form of Rights Certificate(1)

4.10	Form of Unit Note and Unit Certificate(1)

4.11	Amended and Restated Articles of Incorporation of Ashford Inc. (incorporated by reference to Exhibit 3.1 of Form 8-K, filed on November 1, 2016) (File No. 001-36400)

4.12	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 19, 2016) (File No. 001-36400)

4.13

Amended and Restated Rights Agreement, dated August 12, 2015, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 10.3 to the Form 10-Q filed on August 14, 2015) (File No. 001-36400)

4.14

Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016, between Ashford Inc. and Computershare Trust Company, N.A., which includes the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 1, 2016) (File No. 001-36400)

Exhibit Number	Description of Exhibit

5.1	Opinion of Andrews Kurth Kenyon (2)

5.2	Opinion of Hogan Lovells US (2)

23.1	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1)(2)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)(2)

23.3	Consent of BDO USA LLP(2)

23.4	Consent of Ernst & Young LLP(2)

24.1	Powers of Attorney (included on signature page)(2)

25.1	Form T-1 Statement of Eligibility of the Trustee (3)

(1)              To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)              Filed herewith.

(3)              Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 11th day of December, 2017.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Kessler, David A. Brooks and Deric S. Eubanks and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all post-effective amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Montgomery J. Bennett	Chairman and Chief Executive Officer (Principal Executive Officer)	December 11, 2017
Montgomery J. Bennett

/s/ Douglas A. Kessler	President	December 11, 2017
Douglas A. Kessler

/s/ Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	December 11, 2017
Deric S. Eubanks

Signature	Title	Date

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	December 11, 2017
Mark L. Nunneley

/s/ Dinesh P. Chaniramani	Director	December 11, 2017
Dinesh P. Chandiramani

/s/ Darrell T. Hail	Director	December 11, 2017
Darrell T. Hail

/s/ J. Robison Hays, III	Director	December 11, 2017
J. Robison Hays, III

/s/ Uno Immanivong	Director	December 11, 2017
Uno Immanivong

/s/ John Mauldin	Director	December 11, 2017
John Mauldin

/s/ Brian Wheeler	Director	December 11, 2017
Brian Wheeler